                                                                   EXHIBIT 10.19



                           OMNIBUS SERVICES AGREEMENT


         THIS OMNIBUS SERVICES AGREEMENT (this "Agreement") is entered into as of February 1, 1999 ("Effective Date") by and between Organic, Inc., with offices located at 510 Third Street, Suite 540, San Francisco, CA 94107 ("ORGANIC") and BLOCKBUSTER INC., with principal offices located at 1201 Elm Street, Dallas, Texas 75270 ("CUSTOMER").

         WHEREAS, ORGANIC provides assistance to companies in developing e-commerce and internet business solutions for use on the Internet public computer network, and other related services; and

         WHEREAS, CUSTOMER desires to retain ORGANIC to provide such assistance and services to CUSTOMER in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties set forth above hereby agree as follows:

1.       DEFINITIONS.

         1.1 "Affiliate" shall mean, with respect to an entity, another entity that controls or is controlled by such first entity; provided that

             (a) such other entity is not itself, does not control, and is not controlled by or under common control with, a competitor of ORGANIC; and

             (b)  such other entity is in the entertainment business.

For purposes of this Section, "control" shall mean both:

             (x) the ability to control directly or indirectly the direction and management of the controlled entity; and

             (y) the ownership of greater than 30% of the voting equity interest in the controlled entity.

         1.2 "APPLICABLE SPECIFICATIONS" shall mean the designs and specifications mutually agreed upon in writing by the parties for functionality of the portions of the Web Site that are Deliverables and/or any other Deliverable, including updated versions of the Interactive Design Functional Specifications dated as of July 15, 1999, the Data Components and Interfaces Diagram dated June 28, 1999, the Redundant Network diagram dated June 28, 1999, the Physical Systems and Network Diagram dated June 28, 1999, and the Content Feeds Diagram dated June 28, 1999, which shall be revised by ORGANIC and provided to Customer no later than the Hard Launch of the Web Site for review and approval by Customer; together with any user guides or operating manuals for the portions of the Web Site that are Deliverables and other Deliverables to the extent such user guides are prepared by ORGANIC and delivered by ORGANIC to CUSTOMER.



                                       1.

         1.3 "Authorized Licensee" shall mean the following:

             (a)  CUSTOMER;

             (b) up to three (3) franchisees of CUSTOMER; provided that such franchisees have agreed in writing with ORGANIC to be bound by the terms of Sections 3.1 and 9 of this Agreement;

             (c)  Affiliates of CUSTOMER.

         1.4 "CUSTOMER CONTENT" shall mean marketing collateral, data, databases, text, audio files, video files, photographs, illustrations, graphics and other materials: (a) provided or posted on the Web Site by CUSTOMER; or (b) developed by or on behalf of ORGANIC pursuant to the mutually-agreed specifications set forth in Statement(s) of Work (as defined). Customer Content expressly does not include Organic Software, Organic Materials, Third Party Materials, Developed Software or Developed Materials.

         1.5 "DELIVERABLES" shall mean materials to be developed, delivered and/or implemented by ORGANIC hereunder, including, without limitation, those elements of the Website developed and implemented by ORGANIC, system configurations developed and implemented by ORGANIC, Customer Content developed by Organic, Developed Software, Developed Materials, Documentation developed by Organic, HTML Code, Organic Materials, Organic Software and Third Party Materials. The Deliverables expressly do not include materials licensed by, developed, delivered and/or implemented by CUSTOMER or by CUSTOMER's third-party licensors or third-party contractors.

         1.6 "DEVELOPED MATERIALS" shall mean reports, studies, designs, specifications, Documentation, manuals, data and other materials (and any translations, conversions, improvements, enhancements, or modifications to any of the foregoing) that the parties mutually agree in writing (e.g. in Schedule D or in a Statement of Work) are "Developed Materials" and are developed or prepared by ORGANIC for CUSTOMER and in connection with this Agreement and delivered by ORGANIC to CUSTOMER under this Agreement. The Developed Materials expressly do not include any Third Party Materials or Customer Content.

         1.7 "DEVELOPED SOFTWARE" shall mean any Software that the parties mutually agree in writing (e.g. in Schedule D or in a Statement of Work) is "Developed Software" and is developed by ORGANIC for CUSTOMER in connection with this Agreement and delivered by ORGANIC to CUSTOMER under this Agreement (excluding HTML Code). The Developed Software expressly does not include any Third Party Materials.

         1.8 "DOCUMENTATION" shall mean user guides, operating manuals, education materials, product descriptions and specifications, technical manuals, supporting materials, and other information relating to Deliverables or used in conjunction with the Services, whether distributed in print, magnetic, electronic, or video format.



                                       2.

         1.9 "HTML CODE" shall mean Hyper Text Markup Language that contains Customer Content.

         1.10 "INDEMNIFIED ITEM" shall mean the Deliverables, ORGANIC Confidential Information disclosed to CUSTOMER and the intellectual property rights in or to the foregoing.

         1.11 "LAUNCH DATES" shall mean the dates that different versions of the Web Site become accessible to CUSTOMER's end-users. The Launch Dates shall consist of a "Soft Launch" on October 30, 1999, containing functionality addressed in Exhibit A-1, and a "Hard Launch" on November 22, 1999, containing functionality addressed in Exhibits A-3, A-5 and A-6.

         1.12 "ORGANIC MATERIALS" shall mean the pre-existing materials set forth on Schedule D derivative works thereof and materials that are developed by ORGANIC and related to the Web Site that the parties mutually agree in writing (e.g. in a Statement of Work) are not Developed Materials. The Organic Materials expressly do not include any Developed Materials, Developed Software, Customer Content, HTML Code, Third Party Posted Content, Third Party Materials or materials licensed by CUSTOMER from third parties.

         1.13 "ORGANIC SOFTWARE" shall mean the pre-existing Software developed by ORGANIC and related to the Web Site, including, without limitation, the Software set forth on Schedule D and the Software and Software Changes thereto that the parties mutually agree in writing (e.g. in a Statement of Work) are not Developed Software. The Organic Software expressly does not include any Developed Materials, Developed Software, Third Party Tools, Third Party Materials, HTML Code or Software licensed by CUSTOMER from third parties.

         1.14 "PRODUCTION SPECIFICATIONS" shall mean the specification of the digitized format in which Customer Content is to be delivered to or formatted by ORGANIC, as applicable, as set forth in any Statement of Work.

         1.15 "RESERVED WORK" shall mean materials and/or Software that are identified in strict accordance with Section 3.9 of this Agreement as "Reserved Work" in Schedule D or in the applicable Statement of Work.

         1.16 "SERVER USAGE DATA" shall mean server usage data and statistics related to the Web Site, generated by the Organic Software, in form and substance to be mutually-agreed upon by the parties.

         1.17 "SERVICES" shall mean the services to be provided by ORGANIC under this Agreement as set forth in Schedule A-1 through Schedule A-6, or any other document in a substantially similar format as those Schedules that is attached hereto by written mutual agreement of the parties (any such document may hereinafter be referred to as a "Statement of Work"), if such document is identified as a "Statement of Work."



                                       3.

              1.17.1 "AUTHORING SERVICES" shall mean the Services, including consulting, design, authoring, programming, management and set up services, set forth in the Statement of Work dated August 23, 1999, attached hereto as Schedule A-1.

              1.17.2 "CONTENT MAINTENANCE SERVICES" shall mean the services to be provided by ORGANIC under this Agreement in connection with the maintenance of content as set forth in Schedule A-2.

              1.17.3 "WEB OPERATIONS SERVICE" shall mean the services to be provided by ORGANIC under this Agreement in connection with support as set forth in Schedule A-3.

         1.18 "SOFTWARE" shall mean computer programs, together with input and output formats, source and object codes, program listings, data models, flow charts, outlines, narrative descriptions, operating instructions and supporting documentation, and includes tangible embodiments thereof, including all authorized reproductions. Except as otherwise expressly provided in this Agreement, Software includes Software Changes.

         1.19 "SOFTWARE CHANGES" shall mean any corrections, new versions, programs enhancements, translations, modifications, updates, new releases and other changes to Software to the extent the same are provided under this Agreement.

         1.20 "THIRD PARTY MATERIALS" shall mean materials (including Software but only in such formats as provided by the third-party owner thereof) that: (a) are incorporated in the Deliverables or are required for the operation of the Deliverables in the Web Site; (b) are owned by a third party; and (c) are not licensed from a third party by CUSTOMER. Third Party Materials do not include materials or Software that are used in conjunction with the Deliverables or the Web Site but that are not required for the operation of the same (e.g., HTML editors, image editors, programming language compilers, and other software tools). Third Party Materials expressly do not include any Third Party Posted Content.

         1.21 "THIRD PARTY POSTED CONTENT" shall mean any data, text, audio files, video files, graphics or other materials posted to or incorporated into the Web Site other than by CUSTOMER or ORGANIC.

         1.22 "THIRD PARTY TOOLS" shall mean Software (but only in such formats as provided by the third-party owner thereof) proprietary to a third party, that are used in conjunction with the Deliverables to achieve the desired functionality of the Web Site but that are not Third Party Materials.

         1.23 "WEB SITE" shall mean the site on the World Wide Web identified in Schedule C.

2.       SERVICES AND OTHER PRINCIPAL OBLIGATIONS.

         2.1 SERVICES.



                                       4.
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             2.1.1 SCHEDULE FOR AND PROVISION OF SERVICES. ORGANIC shall provide
Services and related Deliverables substantially in accordance with the provisions of the Statement(s) of Work that include such Services. Except as provided in a Statement of Work, CUSTOMER shall deliver to ORGANIC all Customer Content selected by CUSTOMER for incorporation into the Web Site on or before the dates specified in the respective Statement(s) of Work. If any CUSTOMER failures to deliver such Customer Content in accordance with time schedules or to timely take any other action required of CUSTOMER by any Services Statement of Work (including, without limitation, approvals for conversion of Customer Content pursuant to Section 2.1.2), individually or in the aggregate materially affect ORGANIC's time or cost to perform Services, there shall be an equitable adjustment, which the parties shall negotiate in good faith, of the delivery and fee schedule for provision of those Services.

             2.1.2 FORMATTING OF CUSTOMER CONTENT. CUSTOMER shall deliver the Customer Content to ORGANIC substantially in accordance with the Production Specifications for Services. In the event CUSTOMER does not so deliver on or before the applicable delivery date without limiting the provisions of Section 2.1.1, ORGANIC may convert non-complying Customer Content to comply with the Production Specifications for a fixed conversion rate of two hundred fifty ($250.00) per graphic item; provided that ORGANIC notifies CUSTOMER of such non-complying Customer Content and obtains CUSTOMER's prior consent to such conversion.

             2.1.3 ACCEPTANCE OF DELIVERABLES. All Deliverables shall be subject to reasonable acceptance testing by CUSTOMER to confirm that such Deliverables substantially conform to and operate in accordance with the Applicable Specifications as they relate to such Deliverable. ORGANIC shall provide to CUSTOMER all relevant documents, information and assistance reasonably requested by CUSTOMER to make its evaluation. The schedule and manner of testing may be set forth in the Statement of Work for the respective Deliverables. In the absence of any schedule in a Statement of Work, the period for CUSTOMER to test a Deliverable shall be deemed to be eight (8) weeks. For the avoidance of doubt, the schedule and manner of acceptance testing need not be labeled "Acceptance" in the applicable Statement of Work (e.g., they may be referred to as "Quality Assurance" or "Abbreviated Quality Assurance Cycle"). At the end of the respective acceptance testing period, CUSTOMER shall provide ORGANIC with written notice of its acceptance of the Deliverable or of any failure of such Deliverable substantially to conform to the Applicable Specifications as they relate to the applicable Deliverable, which notice shall reasonably identify and describe the nonconformity. ORGANIC and CUSTOMER shall review the notice and Deliverable and Applicable Specifications as they relate to the applicable Deliverables, and ORGANIC will correct any non-conformities with the Applicable Specifications as they relate to the applicable Deliverables and provide CUSTOMER with a revised Deliverable within a commercially reasonable time frame (which may be stated in the respective Statement of Work), for testing by CUSTOMER in accordance with the procedures set forth above. If ORGANIC has not received a written response from CUSTOMER prior to the end of the respective acceptance testing period, the Deliverable shall be deemed to be accepted.



                                       5.

         2.2 SERVICE LEVELS. CUSTOMER shall be entitled to the remedies set forth in Schedule E and the respective Statement(s) of Work in connection with the failure of the Web Site or the Services to conform to the service levels set forth in the respective Statement(s) of Work.

         2.3 ADDITIONAL STATEMENTS OF WORK. In addition to Schedules A-1 through A-6, other new Statements of Work may be entered into from time to time by mutual agreement of the parties thereto. Each such Statement of Work, as so mutually agreed, and each of Schedules A-1 through A-6, is hereby (a) incorporated by reference into this Agreement and made a part hereof as if fully set forth in this Agreement and (b) made binding on the parties thereto. Each Statement of Work shall be deemed to include the following provision, which provision shall prevail in the event of any conflict with another provision of the Statement of Work:

         "GENERAL. This is a Statement of Work between CUSTOMER and ORGANIC under, and governed by, the Omnibus Services Agreement by and between ORGANIC and CUSTOMER dated February 1, 1999 (the "Agreement"). In the event of any conflict among the Agreement and/or a Change Order Response and/or this Statement of Work, the order of precedence established in the Agreement shall control. Any capitalized term used but not defined herein have the meaning such term would have if used in the Agreement."

         2.4 CHANGE ORDERS. In the event that CUSTOMER wishes to request change(s) that are individually or collectively material to any Statement of Work, CUSTOMER shall submit a written change order ("Change Order"), to ORGANIC. The Change Order shall be substantially in the form of Schedule B. ORGANIC will use commercially reasonable efforts to, within five (5) business days of receipt of the Change Order, submit to CUSTOMER any revised fees, delivery schedules and other information reflecting the impact of the additional or different Services ("Change Order Response"); provided, however, that if the requested change in Services is so substantial that, in the reasonable judgment of ORGANIC, a Change Order Response could not, with commercially reasonable efforts, be submitted within five (5) business days, ORGANIC will provide to CUSTOMER a proposed schedule for submitting the Change Order Response. CUSTOMER shall accept or reject the Change Order Response within ten (10) business days of receipt or such longer or shorter period as the parties agree, and shall be deemed to have rejected the Change Order Response unless CUSTOMER notifies ORGANIC of acceptance of the Change Order Response within such period. ORGANIC may continue work pursuant to the existing Statement of Work, and will not be bound by any Change Order, until the applicable Change Order Response is accepted in accordance with this Section 2.4. ORGANIC will use commercially reasonable efforts to meet rush Change Orders outside the original scope of work and delivery schedules in a Statement of Work, but such rush Change Orders may be subject to higher hourly rates than ORGANIC's standard hourly rates to reflect additional costs incurred by ORGANIC, which higher hourly rates will be stated in the Change Order Response. ORGANIC will use provide Services substantially in accordance with the provisions of a Change Order Response accepted in accordance with the provisions of this Section 2.4. Each such Change Order Response is hereby (a) incorporated by reference into this Agreement and made a part hereof as if fully set forth in this Agreement and (b) made binding on the parties thereto. Each Change Order Response shall be deemed to include the following



                                       6.

provision, which provision shall prevail in the event of any conflict with another provision of the Change Order Response:

         "GENERAL. Once accepted in accordance with Section 2.4 of the Agreement (as defined), this shall be a Change Order Response under, and governed by, the Omnibus Services Agreement by and between ORGANIC and CUSTOMER dated February 1, 1999 (the "Agreement"). In the event of any conflict among the Agreement and/or this Change Order Response and/or a Statement of Work, the order of precedence established in the Agreement shall control. Any capitalized term used but not defined herein have the meaning such term would have if used in the Agreement. "

         2.5 NO HIRING OR SOLICITATION. In no event during the term of this Agreement or during the one (1) year thereafter shall either party directly or indirectly solicit employment of an employee or contractor of the other party who is involved in the performance of this Agreement, without the prior written consent of the other party. For purposes of the Agreement, general employment advertising and use of independent employment agencies, shall not constitute solicitation unless directed at one or more of the other party's employees.

3.       PROPRIETARY RIGHTS; LICENSE GRANTS.

         3.1 LICENSES TO CUSTOMER. ORGANIC hereby grants to the Authorized Licensees a perpetual, irrevocable, limited, non-exclusive, non-transferable, worldwide license to use, execute, display, reproduce, maintain, modify, and prepare derivative works from the Organic Software (in object code and source code), Organic Materials and, except to the extent agreed to by the parties in a Statement of Work or otherwise, Third Party Materials (and related Documentation), solely for use in connection with the development, implementation, modification, support, maintenance and operation (including without limitation the display of Customer Content) of (a) Internet websites and pages owned or operated by or for Authorized Licensees or (b) Internet websites and pages that are owned by or operated for franchisees of CUSTOMER that are not Authorized Licensees; provided that such Internet websites and pages relate primarily to the business of retail sale or rental (in stores or over the Internet) of pre-recorded music products, pre-recorded video products, electronic games, and other home entertainment products and services. A permitted assignment of this Agreement by CUSTOMER shall not affect the licenses to Blockbuster Inc., Affiliates of Blockbuster Inc. and franchisees of Blockbuster Inc., including entities that become Affiliates or franchisees of Blockbuster Inc. following such assignment, to utilize the Organic Software, Organic Materials and Third Party Materials for so long as such entities are Affiliates or franchisees of Blockbuster Inc. ORGANIC will provide CUSTOMER on expiration or termination of this Agreement for any reason, or upon CUSTOMER's request, with sufficient Documentation and source code for Authorized Users to fully utilize the Organic Software in accordance with this Agreement. Except for the licenses and rights expressly granted in this Agreement, ORGANIC retains all right, title and interest in the Organic Software and Organic Materials.

         3.2 LICENSES TO ORGANIC.



                                       7.

         3.2.1 SERVER USAGE DATA. CUSTOMER hereby grants to ORGANIC a non-exclusive license to use, copy, modify, prepare derivative works from and display the Server Usage Data in connection with gathering information and generating reports on behalf of CUSTOMER.

         3.2.2 CUSTOMER CONTENT. CUSTOMER hereby grants to ORGANIC a non-exclusive license to use, copy, modify, prepare derivative works from and display Customer Content as necessary to perform obligations under this Agreement.

         3.2.3 DELIVERABLES. CUSTOMER hereby grants to ORGANIC a limited, perpetual, irrevocable, non-exclusive, royalty-free license to reproduce, prepare derivative works of, publicly perform, publicly display in any form or medium, whether now known or later developed, make, have made, use and import throughout the universe the Deliverables (other than Customer Content and HTML
Code) and Documentation originally developed, invented, prepared or discovered by ORGANIC (but specifically excluding any Reserved Work) and ORGANIC's derivative works thereof; provided that (a) ORGANIC may only use or distribute the Developed Materials and Developed Software in the furtherance of its business; provided that ORGANIC shall not provide such Developed Materials and Developed Software on a stand-alone basis; and (b) ORGANIC's use of the Deliverables must not disclose Confidential Information of Customer.

         3.3 THIRD PARTY TOOLS. Each party will obtain, at its sole cost and expense, all consents necessary to permit such party to use the Third Party Tools as required in connection with this Agreement.

         3.4 PROPERTY RIGHTS AND OWNERSHIP. The Web Site will consist of, and operate in conjunction with, multiple elements, all of which are subject to certain intellectual property rights. As between parties, a party's rights with respect to such elements shall be as set forth below. For purposes of this Agreement, the term "ownership" refers to ownership of all right, title and interest in and to an element, including without limitation, any patent, copyright, trade secret, trademark, moral rights or other intellectual property rights. ORGANIC hereby makes a nonterminable, irrevocable assignment to CUSTOMER of all ownership rights in and to the Customer Content, the Developed Software, the HTML Code and Developed Materials.

====================================================================================================================
                         ELEMENTS                               OWNERSHIP/RIGHTS AS BETWEEN PARTIES
--------------------------------------------------------------------------------------------------------------------
   Customer Content and modifications .               CUSTOMER has sole ownership.
--------------------------------------------------------------------------------------------------------------------
   Developed Software and Developed Materials.        CUSTOMER has sole ownership. ORGANIC will have a license to
                                                      Developed Software and Developed Materials as set forth in
                                                      Section 3.2 of this Agreement.

--------------------------------------------------------------------------------------------------------------------
   HTML Code and modifications                        CUSTOMER has sole ownership
--------------------------------------------------------------------------------------------------------------------



                                       8.

====================================================================================================================
                         ELEMENTS                               OWNERSHIP/RIGHTS AS BETWEEN PARTIES
--------------------------------------------------------------------------------------------------------------------
   Organic Software and Organic Materials.            ORGANIC has sole ownership of the Organic Software and
                                                      Organic Materials. Authorized Licensees will
                                                      have licenses to the Organic Software and Organic Materials as set forth in Section 3.1 of this Agreement.

--------------------------------------------------------------------------------------------------------------------
   Server Usage Data.                                 CUSTOMER has sole ownership. ORGANIC will have a license to the Server Usage Data as set forth in Section 3.2 of this
                                                      Agreement.

--------------------------------------------------------------------------------------------------------------------
   Third Party Materials.                             Third parties have ownership. Authorized Licensees will have licenses to the Third Party Materials as set forth in
                                                      Section 3.1 of this Agreement.
--------------------------------------------------------------------------------------------------------------------
   Third Party Tools                                  Third parties have ownership. Each party will obtain, at its sole cost and expense, all consents necessary to permit such party to use the Third Party Tools as required in connection with this Agreement.
====================================================================================================================


         3.5 USE OF THIRD PARTY MATERIALS. ORGANIC shall: (i) notify CUSTOMER of its intent to incorporate in the Deliverables or require the use of Third Party Materials prior to commencement of performance of Services incorporating or requiring such Third Party Materials; (ii) identify to CUSTOMER the ownership of such Third Party Materials; (iii) describe the use to which ORGANIC intends to put such Third Party Materials; and (iv) explain ORGANIC's ability to proceed with performance of the Services without the use of such Third Party Materials. CUSTOMER may request that ORGANIC perform Services without the use of such Third Party Materials. ORGANIC will respond to any such request with information regarding the feasibility of performing the Services without the use of Third Party Materials, including any additional costs or time required to do so.

         3.6 SUPPORTING DOCUMENTS. Each party agrees to execute any additional documents reasonably necessary to effect and evidence the other party's rights (at such other party's request and sole expense) with respect to the elements set forth above.

         3.7 Proprietary Notices. All copies of the materials owned by or licensed from third parties by either party and used by the other party shall contain copyright and other proprietary notices in the same manner in which the owner of such materials incorporates such notices in the same or in any other manner reasonably requested by such party. Each party agrees not to alter,



                                       9.

remove, cover or obliterate, or otherwise interfere with the display of, any copyright notice or trademark or other proprietary rights notices placed by the other party on or in the materials owned by such other party.

         3.8 RESIDUALS. Nothing contained in this Agreement shall restrict either party from the use of any ideas, concepts, know-how, methodologies, processes, technologies, algorithms or techniques relating to the Services which either Party develops or discloses under this Agreement and which are retained by the recipient parties' employees in intangible form; provided that in doing so such party does not breach its obligations under Section 9. Notwithstanding anything to the contrary in this Agreement, no disclosure made by either party hereunder grants, in itself, any license to either party under any patents, copyrights, trademarks or trade secrets of the other party.

         3.9 RESERVED WORKS. The parties may agree in a Statement of Work that certain materials and/or Software to be developed by ORGANIC for CUSTOMER will be Reserved Work; provided that materials and/or Software shall be Reserved Work only if such Statement of Work contains a provision that expressly states that, notwithstanding the provisions of Section 3.2.3, ORGANIC shall not have the right to use certain Deliverables, except as required to perform the Services.

4.       PAYMENT.

         4.1 EXPENSES. CUSTOMER shall pay fees to ORGANIC in accordance with the provisions each Statement of Work and in accordance with the provisions of this
Section 4. The rates set forth on Schedule F to this Agreement, which are in effect as of the date of execution hereof, shall remain in effect through June 30, 2000.

         4.2 EXPENSES. CUSTOMER will reimburse ORGANIC for all out-of-pocket costs incurred at the request of CUSTOMER or otherwise approved by CUSTOMER in advance in connection with performing the Services.

         4.3 TAXES. In addition to the fees due as specified above, CUSTOMER shall be responsible for and shall pay any and all federal, state and local sales, use, value added, excise, duty and any other taxes assessed, charged or levied, based on, with respect to or measured by (a) such fees, (b) this Agreement or (c) the Services. CUSTOMER hereby agrees to be responsible for conducting a self assessment of any taxes assessed, charged or levied by the State of Texas based on, with respect to or measured by (a) such fees, (b) this Agreement or (c) the Services. CUSTOMER shall remit timely payments to the appropriate governmental agencies. The parties agree to cooperate reasonably with each other to determine more accurately CUSTOMER's tax liability and to minimize such liability to the extent legally permissible. CUSTOMER shall not be responsible for taxes on ORGANIC's net income. ORGANIC agrees to reasonably cooperate with CUSTOMER to minimize and calculate any applicable tax.

         4.4 PAYMENTS. Except as otherwise provided in this Agreement, ORGANIC shall invoice CUSTOMER monthly. Amounts are due and payable thirty (30) days after receipt of invoice. Amounts not subject to a good faith dispute and received later than thirty (30) days



                                      10.

following CUSTOMER's receipt after execution of this Agreement of an invoice will bear interest at one percent (1%) per month or the maximum rate permitted by law, whichever is less. All payments made pursuant to this Agreement shall be made in U.S. dollars.

         4.5 AUDIT RIGHTS.

             4.5.1 GENERAL. Employees of CUSTOMER and its auditors who are from time to time designated by CUSTOMER and who agree in writing to the security and confidentiality obligations and procedures reasonably required by ORGANIC will be provided with reasonable access, upon one (1) week's advance written notice, to any ORGANIC facility at which the Services are being performed to enable them to conduct audits of ORGANIC's performance of the Services and other matters relevant to this Agreement, including (i) verifying the accuracy of ORGANIC's time and materials charges to CUSTOMER (provided such financial audits may be performed at most twice each calendar year) and (ii) verifying that the Services are being provided in accordance with this Agreement, including any Service Levels.

             4.5.2 PROCEDURES. Subject to Section 4.5.1(i), such audits may be conducted as frequently as CUSTOMER deems necessary during reasonable business hours. ORGANIC will cooperate in the audit, will make the information reasonably required to conduct the audit available on a timely basis and will assist the designated employees of CUSTOMER or its auditors in conducting such audit.

             4.5.3 RESULTS. If any audit reveals that ORGANIC's invoices for the audited period are not correct for such period, ORGANIC will promptly reimburse CUSTOMER for the amount of any net overcharges (and if such net overcharges are seven percent (7%) or more of the total amount which should have been billed to CUSTOMER over the audit period, ORGANIC will reimburse CUSTOMER for the reasonable out-of-pocket costs of the audit), or CUSTOMER will promptly pay ORGANIC for the amount of any net undercharges. Any payments for net overcharges or net undercharges made under this Section 4.5 will include interest charges computed in accordance with Section 4.4.

5.       LIMITED WARRANTIES.

         5.1 DELIVERABLES WARRANTIES

             5.1.1 ORGANIC warrants to CUSTOMER that for a period of ninety (90) days from the date of acceptance of any Deliverable, or in the case of a Deliverables delivered for the Hard Launch, for a period of ninety days from the Hard Launch Date (the "Warranty Period"), that such Deliverable (including any system configuration developed and implemented by ORGANIC hereunder) will substantially conform to and perform substantially in accordance with the Applicable Specifications. CUSTOMER's sole remedy for a breach of this warranty shall be for ORGANIC to use its best commercial efforts to correct failures of the Deliverables to substantially comply with such warranty within a reasonable period, but in no event later than thirty (30) days from the Warranty Period. All warranty claims under this Section 5.1.1 shall be made in writing to ORGANIC within the Warranty Period. ORGANIC's warranty obligations



                                      11.

are solely for the benefit of CUSTOMER, who has no authority to extend or transfer this warranty to any other person or entity. The foregoing warranties will not extend to breaches to the extent caused (a) by an change or modification to a Deliverable without ORGANIC's prior consent or (b) by CUSTOMER's operating Software or a system configuration otherwise than in accordance with the applicable Documentation or on hardware not recommended or approved by ORGANIC.

             5.1.2 ORGANIC warrants that the Deliverables have been subjected to commercially reasonable measures to screen for purposes of discovering and avoiding the introduction of any "virus" or "backdoor" or "trapdoor" or "drop dead device" or "time bomb" or "Trojan Horse" (as such terms are generally understood in the software industry).

         5.2 ORGANIC warrants to CUSTOMER that the Deliverables are capable of processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries in accordance with its associated documentation, provided that all hardware, software, firmware and other products used with the Deliverables properly exchange accurate date data with the same; provided that CUSTOMER must give ORGANIC prompt written notice of such noncompliance, together with any available details regarding such noncompliance prior to May 1, 2000. CUSTOMER's sole remedy for a breach of the warranty set forth in this Section 5.2 shall be for ORGANIC to best commercial efforts to correct the noncompliance within a commercially reasonable timeframe. The foregoing warranties will not extend to breaches to the extent caused (a) by an change or modification to a Deliverable without ORGANIC's prior consent or (b) by CUSTOMER's operating Software or a system configuration otherwise than in accordance with the applicable Documentation or on hardware not recommended or approved by ORGANIC. ORGANIC's warranty obligations are solely for the benefit of CUSTOMER, who has no authority to extend or transfer this warranty to any other person or entity.

         5.3 SERVICES WARRANTY. ORGANIC warrants to CUSTOMER that: (a) the Services shall be performed in a professional and workmanlike manner; and (b) ORGANIC's personnel have sufficient skill, knowledge and training to perform the Services.

         5.4 DISCLAIMER OF OTHER WARRANTIES. THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY ORGANIC TO CUSTOMER PURSUANT TO THIS AGREEMENT, AND ORGANIC EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         5.5 ENCRYPTION AND SECURITY. WITHOUT LIMITING SECTION 5.4, ORGANIC MAKES NO WARRANTIES AND SHALL HAVE NO LIABILITY IN CONNECTION WITH THE EFFECTIVENESS OF ANY ENCRYPTION OR SECURITY SYSTEM USED BY OR FOR THE WEB SITE.

         5.6 DISCONTINUANCE OR REGULATION OF THE INTERNET. WITHOUT LIMITING
SECTION 5.4, CUSTOMER ACKNOWLEDGES AND AGREES THAT: (A) THE INTERNET



                                      12.

(INCLUDING WITHOUT LIMITATION THE WORLD WIDE WEB) IS A NETWORK OF PRIVATE AND PUBLIC NETWORKS, THAT ORGANIC HAS NO CONTROL OVER THE INTERNET; AND THAT (B) ORGANIC SHALL NOT BE LIABLE FOR ANY CHANGE, INTERRUPTION OR DISCONTINUANCE OF OPERATION OF ANY PORTION OF THE INTERNET OR FOR ANY POSSIBLE REGULATION OF THE INTERNET; ANY OF WHICH MIGHT RESTRICT OR PROHIBIT THE OPERATION OF THE WEB SITE.

6.       INTELLECTUAL PROPERTY INDEMNIFICATION.

6.1      ORGANIC.

This Section 6.1 sets forth CUSTOMER's sole and exclusive remedy for intellectual property infringement by ORGANIC.

             6.1.1 Except as provided in Section 6.1.2, ORGANIC, at its own cost and expense, shall defend, indemnify and hold harmless the CUSTOMER and any of its officers, directors, employees or agents (the "Indemnitees"), from and against all damages, expenses, liabilities and other costs (including reasonable attorneys' fees) arising from or relating to a claim that an Indemnified Item infringes a third party's patent issued as of the date of delivery of such Indemnified Item, or a third party's copyright, trademark or trade secret or that the use or publication in the United States of the Customer Content provided by ORGANIC under this Agreement constitutes defamation or a violation of the privacy, publicity or other similar right of any third party (whether such right is statutory, common law or arises from a contract to which ORGANIC is a party); provided, however, that the provisions of this Section 6.1.1 shall apply only if: (a) the CUSTOMER notifies ORGANIC promptly in writing of any such claim; (b) ORGANIC has the sole control of the defense and all related settlement negotiations; and (c) the CUSTOMER provides ORGANIC with all reasonably requested assistance, information, and authority to perform the foregoing at ORGANIC's expense; provided, however, that (d) the CUSTOMER will be entitled to participate in the defense of any such actions or claims and to employ counsel at its own expense to assist in the handling of such claims; and
(e) ORGANIC will obtain the prior approval of the CUSTOMER before entering into any settlement of any such claim that will result in any non-monetary liability to CUSTOMER other than as set forth in Section 6.1.2(z).

             6.1.2 ORGANIC shall have no liability for any claim of infringement based on (a) use by the CUSTOMER of other than the current update of the applicable Indemnified Item, if the infringement would have been avoided by use of a more current update provided to CUSTOMER by ORGANIC; (b) modifications, adaptations or changes to the Indemnified Items not made by ORGANIC; (c) the combination or use of the materials furnished hereunder with materials not furnished, recommended or approved by ORGANIC, if such infringement would have been avoided by use of the ORGANIC materials alone; or (d) use or incorporation of materials provided by CUSTOMER or any third party, including, without limitation, Customer Content or Third Party Posted Content, not recommended or approved by ORGANIC. In the event any Indemnified Item is held to, or ORGANIC reasonably believes is likely to be held to, infringe the intellectual property rights of a third party, ORGANIC shall: (x) substitute or



                                      13.

modify the infringing Indemnified Item so that it is non-infringing and qualitatively and functionally equivalent to the infringing Indemnified Item; or
(y) obtain for the CUSTOMER a license to continue using the infringing Indemnified Item; or (z) if the foregoing are not available after ORGANIC's use of its best commercial efforts (i) terminate the CUSTOMER's use of the infringing Indemnified Item(s) immediately upon notice to the CUSTOMER; and (ii) refund to CUSTOMER the fees paid to ORGANIC for Indemnified Items that will not be available as a result of the infringement.

             6.1.3 CUSTOMER, at its own cost and expense, shall defend, indemnify and hold harmless ORGANIC and any of its officers, directors, employees or agents, from and against all third party actions, claims, damages, expenses, liabilities and other costs (including reasonable attorneys' fees) arising from or relating to a claim that: (a) the Customer Content (other than Customer Content provided by ORGANIC) or Third Party Posted Content infringes a third party's patent issued as of the date of delivery of such Customer Content, copyright, trademark or trade secret; (b) use or publication of the Customer Content (other than Customer Content provided by ORGANIC) or Third Party Posted Content constitutes defamation or a violation of the privacy, publicity or other similar right of any third party (whether such right is statutory, common law or arises from a contract to which CUSTOMER is a party); or (c) the operation of the Web Site violates any statute or regulation in any jurisdiction (other than violations caused by the Deliverables or any actions taken by ORGANIC); provided that: (i) ORGANIC notifies CUSTOMER promptly in writing of any such claim; (ii) CUSTOMER has the sole control of the defense and all related settlement negotiations; and (iii) ORGANIC provides CUSTOMER with all reasonably requested assistance, information, and authority to perform the foregoing at CUSTOMER's expense.; and provided, further, that (iv) ORGANIC will be entitled to participate in the defense of any such actions or claims and to employ counsel at its own expense to assist in the handling of such claims and (v) CUSTOMER will obtain the prior approval of ORGANIC before entering into any settlement of any such claim that will result in any non-monetary liability to ORGANIC.

7.       LIMITATIONS ON LIABILITY.

         7.1 TOTAL DAMAGE LIMITATION. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR A STATEMENT OF WORK OR CHANGE ORDER RESPONSE, IN NO EVENT SHALL EITHER PARTY'S TOTAL AGGREGATE LIABILITY TO THE OTHER ARISING FROM OR RELATING TO THIS AGREEMENT EXCEED TEN MILLION DOLLARS (US$10,000,000.00), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE.

         7.2 NO LIABILITY FOR ACTS OF OR PERFORMANCE OR NON-PERFORMANCE OF THIRD PARTIES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR A STATEMENT OF WORK OR CHANGE ORDER RESPONSE, IN NO EVENT SHALL ORGANIC BE LIABLE FOR THE PERFORMANCE OR NON-PERFORMANCE OF ANY THIRD PARTY, OTHER THAN AN ORGANIC SUBCONTRACTOR, EVEN IF THE THIRD PARTY IS RECOMMENDED BY ORGANIC OR DEALT WITH BY ORGANIC UNDER THIS AGREEMENT.



                                      14.

         7.3 NO CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR A STATEMENT OF WORK OR CHANGE ORDER RESPONSE, NEITHER ORGANIC NOR CUSTOMER SHALL BE LIABLE FOR ANY LOST DATA OR CONTENT, LOST PROFITS OR REVENUE, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         7.4 EXCEPTIONS. The provisions of this Section 7 shall not limit ORGANIC's or CUSTOMER's liability to the other arising from or in connection with its indemnity obligations under Section 6 of this Agreement or from any liability arising from fraudulent misconduct, bodily injury or damage to tangible property.

8.       TERM AND TERMINATION.

         8.1 TERM. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with this Section 8 or extended by mutual written agreement of the parties prior to expiration, shall continue through December 31, 2000.

         8.2 TERMINATION FOR CAUSE. This Agreement may be terminated by either party in the event of any material breach of this Agreement by the other party, which breach continues in effect after the breaching party has been provided with written notice of breach and thirty (30) days to cure such breach.

         8.3 TERMINATION AT WILL. This Agreement may be terminated by CUSTOMER, for any reason, upon sixty (60) days' prior written notice without penalty or liability for damages related to such early termination.

         8.4 TERMINATION FOR BANKRUPTCY AND RELATED EVENTS. Subject to Title 11, United States Code, if either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings (and in the case of involuntary proceedings, such proceedings are not dismissed within sixty (60) days) relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party may, by giving written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination

         8.5 EFFECT OF TERMINATION.

         (a) Transition. In connection with the expiration of this Agreement or with the early termination of this Agreement by either party for any reason, ORGANIC will comply with CUSTOMER's reasonable directions to cause the orderly transition and migration from ORGANIC to CUSTOMER (or a third party services provider undertaking, on behalf of CUSTOMER, to provide Services (the "Third Party Provider") then being performed by ORGANIC (the "Termination Transition"). The Termination Transition will be provided for a reasonable period of time that



                                      15.

               in no event will exceed six months. CUSTOMER will cooperate in good faith with ORGANIC in connection with ORGANIC's obligations under this Section 8.5(a) and will perform its obligations under the Transition Plan. If the Termination Transition extends beyond the expiration date or effective date of termination of this Agreement by CUSTOMER, the provisions of this Agreement will remain in effect for the duration of the Termination Transition and will apply to all transition assistance services provided by ORGANIC during such period (subject to the last two sentences of Section 8.5(c)). ORGANIC will perform the following obligations (and such other obligations as may be contained in the Transition
               Plan), unless otherwise stated below or in the Transition Plan.

               (i) Transition Plan. ORGANIC and CUSTOMER will work together to develop a transition plan (the "Transition Plan") setting forth the respective tasks to be accomplished by each Party in connection with the Termination Transition and a schedule pursuant to which such tasks are to be completed.

               (ii) Specifications. ORGANIC will, upon CUSTOMER's request, provide CUSTOMER with reasonably detailed available specifications for the hardware and software needed by CUSTOMER (or the Third Party Provider) to properly provide the Services then being performed by ORGANIC.

               (iv) Developed Software, Organic Software, HTML Code. ORGANIC will deliver the Developed Software and Organic Software (to the extent required to use the Deliverables as of the effective date of termination in accordance with the licenses granted in Section 3.1) (in object code and source code) and existing Documentation (to the extent required to use the Deliverables as of the effective date of termination in accordance with the licenses granted in
                     Section 3.1) and the HTML Code (to the extent the foregoing has not already been delivered to CUSTOMER) to CUSTOMER and will install such copies on the equipment of CUSTOMER (or the Third Party Provider).

               (v) Developed Materials, Organic Materials, Customer Content. ORGANIC will deliver the Developed Materials, Organic Materials (to the extent required to use the Deliverables as of the date of termination in accordance with the licenses granted in Section 3.1) and Customer Content (to the extent the foregoing has not already been delivered to CUSTOMER) to CUSTOMER.

               (vi) Third Party Materials. ORGANIC will deliver the Third Party Materials, (including object code, source code (if applicable) and available Documentation to any Software included in the same) (to the extent the foregoing has not already been delivered to CUSTOMER) to



                                      16.

                     CUSTOMER and will install any Software on the equipment of CUSTOMER (or the Third Party Provider).

               (v) Third Party Tools. ORGANIC will assist CUSTOMER obtain licenses, at CUSTOMER's expense, to Third Party Tools not licensed to CUSTOMER.

               (vi) Training. ORGANIC will provide appropriate general training for the employees of CUSTOMER (or the Third Party Provider) who will be assuming responsibility following the Termination Transition. Such training shall be specific to the Deliverables and shall include, as appropriate, training regarding use of the Web Site, system administration system hosting, content creation and modification. General skills training (e.g., instruction on Java) shall not be included in Termination Transition.

         (b) Disclosure of Information. Prior to providing any termination assistance to the Third Party Provider, CUSTOMER will cause the Third Party Provider to provide ORGANIC with written assurances, in form and substance reasonably satisfactory to ORGANIC, that the Third Party Provider (i) will maintain at all times the confidentiality of any ORGANIC proprietary information disclosed or provided to, or learned by, the Third Party Provider in connection therewith and (ii) will use such information exclusively for the purposes for which CUSTOMER is authorized to use such information pursuant to this Agreement. CUSTOMER shall be responsible for any failures of the Third Party Provider to comply with such obligations.

         (c) Charges. For so long as this Agreement remains in effect and during the Termination Transition but subject to the last two sentences of this Section 8.5(c), CUSTOMER will pay to ORGANIC at the time and materials rates in effect for Services under the Statement of Work for which such Termination Transition is provided. If the Termination Transition provided by ORGANIC under this Section 8.5: (i) requires personnel or other resources in excess of the amount of resources that would have otherwise been provided pursuant to the Statement of Work for which such Termination Transition is provided; or (b) extends beyond the scheduled expiration date of such Statement of Work; CUSTOMER will pay ORGANIC for such additional resources at ORGANIC's then current commercial billing rates on a monthly basis. If this Agreement is terminated by ORGANIC pursuant to Section 8.2, CUSTOMER shall pay all fees for Termination Transition in advance.

         8.6 DISPUTE RESOLUTION. In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement (including disputes as to the creation, validity, interpretation, breach or termination of this Agreement) (a "Dispute"), then upon the request of either party, each of the parties will appoint a designated representative who does not



                                      17.

devote substantially all of his or her time to performance under this Agreement and whose task it will be to meet for the purpose of endeavoring to resolve the Dispute. The designated representatives will meet as often as necessary during a period of 10 business days period (or such other time as the parties may agree) to discuss the problem and negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto. If the designated representatives cannot resolve the Dispute, then the Dispute will be escalated to the Vice President, Managing Director of ORGANIC responsible for the Services and the Chief Information Officer of CUSTOMER for their review and resolution. If the Dispute cannot be resolved by such officers, then the Parties may initiate formal proceedings upon the earlier to occur of: (a) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the Dispute does not appear likely; (b) 15 business days after the initial request to negotiate the Dispute unless preliminary or temporary relief of an emergency nature is sought by one of the Parties); or (c) 30 days before the statute of limitations governing any cause of action relating to the Dispute would expire. Except where clearly prevented by the Dispute, both parties agree to continue performing their respective obligations under this Agreement while the Dispute is being resolved unless and until such obligations are terminated or expire in accordance with this Agreement. Nothing to the contrary in this Section 8.6 shall prevent either party from pursuing injunctive relief in connection with a violation by the other party of its obligations under this Agreement relating to the use or nondisclosure of intellectual property or Confidential Information of the other party.

         8.7 SURVIVAL. Unsatisfied payment obligations arising before any termination or expiration of this Agreement, and Sections 2.5, 3, 4.5, 5, 6, 7, 8, 9 and 10, shall survive any termination or expiration of this Agreement.

9.       CONFIDENTIALITY.

         9.1 DATA OF CUSTOMER. As between ORGANIC and CUSTOMER, information relating to CUSTOMER and its customers, including without limitation the Server Usage Data, (the "CUSTOMER Data") is confidential, will be subject to Section
9.3 and will be and remain the property of CUSTOMER. ORGANIC is hereby authorized to have access to and to make use of the CUSTOMER Data for the term of this Agreement as is appropriate for the performance by ORGANIC of its obligations hereunder. Upon expiration or termination of this Agreement for any reason, ORGANIC will return to CUSTOMER all of the CUSTOMER Data in ORGANIC's possession. ORGANIC will not use the CUSTOMER Data for any purpose other than providing the Services.

         9.2 CONFIDENTIAL INFORMATION. Each party acknowledges that, in connection with the performance of this Agreement, it may receive Confidential Information of the other party. For the purpose of this Agreement, "Confidential Information" shall mean information or materials that the party receiving the information (the "Receiving Party") knows or has reason to know is the confidential or proprietary information of the party disclosing the information (the "Disclosing Party"), either because such information is marked or otherwise identified by the Disclosing Party as confidential or proprietary, has commercial value, or is not generally known



                                      18.

in the Disclosing Party's trade or industry. Confidential Information shall include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium; (b) trade secrets, designs, specifications, reports, drawings, inventions, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; and (d) existence and content of any business discussions, negotiations or agreements between the parties, including the terms of this Agreement.

         9.3 CONFIDENTIALITY. The Receiving Party hereby agrees: (a) to hold and maintain in strict confidence all Confidential Information of the Disclosing Party and not to disclose it to any third party; and (b) not to use any Confidential Information of the Disclosing Party except as permitted by this Agreement or as may be necessary for the Receiving Party to perform its obligations under this Agreement. The Receiving Party will use at least the same degree of care to protect the Disclosing Party's Confidential Information as it uses to protect its own Confidential Information of like importance, and in no event shall such degree of care be less than reasonable care. The obligations and restrictions imposed by this Section 9 shall terminate two (2) years after the expiration or termination of this Agreement. It will not be a violation of this Section if a party provides access to and the use of the Confidential Information to third party contractors for the sole purpose of providing services to CUSTOMER, so long as CUSTOMER secures execution by such third parties of a confidentiality agreement containing provisions protecting the Confidential Information of the parties substantially equivalent to those contained herein, and such party remains liable to the other party hereto for such third parties' adherence to such terms.

         9.4 EXCEPTIONS. Notwithstanding the foregoing, the parties agree that Confidential Information will not include any information that: (a) was in the public domain at the time it was communicated to the Receiving Party by the Disclosing Party; (b) entered the public domain subsequent to the time it was communicated to the Recipient by the Disclosing Party through no fault of the Receiving Party; (c) was in the Receiving Party's possession free of any obligation of confidence at the time it was communicated to the Receiving Party by the Disclosing Party; (d) was rightfully communicated to the Receiving Party by a third party, free of any obligation of confidence, subsequent to the time it was communicated to the Receiving Party by the Disclosing Party; or (e) was developed by employees or agents of the Receiving Party independently of and without reference to any information communicated to the Receiving Party by the Disclosing Party. In addition, the Receiving Party may disclose the Disclosing Party's Confidential Information in response to a valid order by a court or other governmental body, as required by law; provided that the Receiving Party provides prompt notice of such order, or as necessary to establish the rights of either party under this Agreement.

10.      GENERAL PROVISIONS.



                                      19.

         10.1 FORCE MAJEURE. A party shall not be deemed to be in default for failure to perform an obligation (other than an obligation for the payment of money) of such party under this Agreement, if such failure results from acts or events beyond the reasonable control of such party.

         10.2 NOTICE. All notices permitted or required under this Agreement shall be in writing and shall be by personal delivery, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon the earlier of actual receipt, three (3) days after deposit in the mail, or receipt by sender of confirmation of facsimile transmission. Notices shall be sent to the following addresses (or such other address as either party may specify in writing):

If to ORGANIC, INC.:

         ORGANIC
         510 Third Street Suite 540
         San Francisco CA  94107
         Attention: Thelton McMillian
         Telephone: (415) 365-5668
         Facsimile: (415) 284-6891
         E-mail: thelton@organic.com

                  and

         510 Third Street, Suite 540
         San Francisco, California 94107
         Attention: Peggy Zagel, Esq.
         Telephone: (415) 365-5504
         Facsimile: (415) 284-6891
         E-mail: pzagel@organic.com

If to CUSTOMER:

         Blockbuster Inc.
         1201 Elm Street
         Dallas, Texas 75270
         Attention: Chief Information Officer
         Telephone:
         Facsimile:
         E-mail:
         With a copy to the attention of the General Counsel

         10.3 WAIVER. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or



                                      20.

privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         10.4 PARTIAL INVALIDITY. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the invalid, illegal or unenforceable provision shall be construed to be amended in order to avoid such invalidity, illegality or unenforceability while preserving as closely as possible the economic intent of the parties and intended effect of this Agreement.

         10.5 COMPLIANCE WITH LAW. Each party agrees that it shall carry out the obligations contemplated by this Agreement and shall otherwise deal with the subject matter hereof in compliance with all applicable laws, rules and regulations, of all governmental authorities, including, without limitation, any applicable legal restrictions on exports, and such party shall, at its own expense, obtain all permits and licenses required in connection with the subject matter hereof. Without limiting the foregoing, each party agrees that it shall comply fully with all applicable export and import laws, rules and regulations of the United States and other jurisdictions so that nothing provided by the other party under the Agreement is either (a) exported or imported, whether directly or indirectly, in violation of such laws, rules or regulations; or (b) used for any illegal purpose, including without limitation the proliferation of nuclear, chemical or biological weapons.

         10.6 GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the State of California (excluding the choice of law rules thereof and excluding the United Nations Convention on Contracts for the International Sale of Goods and any legislation implementing such Convention).

         10.7 ASSIGNMENT. Except as provided below, neither party shall have the right to assign this Agreement without the prior written consent of the other party. ORGANIC shall not subcontract or delegate any of its duties or obligations of performance under this Agreement without the prior written consent of CUSTOMER, which consent shall not be unreasonably withheld. If either party subcontracts or delegates any of its duties or obligations of performance in this Agreement to any third party, such party shall remain fully responsible for complete performance of all of such party's obligations set forth in this Agreement and for any such third party's compliance with the non-disclosure and confidentiality provisions set forth in this Agreement. The parties acknowledge that either of them may become a party to one or more transactions in the form of a merger (including a reincorporation merger), consolidation, reorganization, stock sale or exchange, sale of all or substantially all of such party's assets or some similar or related transaction, in any case with the result being that the affected party is the surviving entity or, if the affected party is not the surviving entity, the surviving entity continues to conduct the business conducted by the affected party prior to consummation of the transaction. In addition, CUSTOMER may assign this Agreement in connection with the transfer to a third party of the Web Site and its related business; provided such third party is not a competitor of ORGANIC



                                      21.

nor controlled by, controlling or under common control with a competitor of ORGANIC (within the meaning of "control" set forth in Section 1.1. No such transactions involving a party will be deemed to be an assignment of this Agreement requiring the consent of the other.

         10.8 PUBLICITY. Except for any announcement intended solely for internal distribution by ORGANIC or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of ORGANIC, ORGANIC shall not make any media releases, public announcements, or public disclosures (including, but not limited to, promotional or marketing material) by ORGANIC or its employees or agents relating to this Agreement or its subject matter, or including the name, trade name, trademark, or symbol of CUSTOMER or any affiliate of CUSTOMER without the prior written consent of CUSTOMER, which consent CUSTOMER may withhold in its sole discretion. ORGANIC shall not represent directly or indirectly that any Product or Service provided by ORGANIC to CUSTOMER has been approved or endorsed by CUSTOMER or include the name, trade name, trademark, or symbol of CUSTOMER or any affiliate of CUSTOMER on a list of ORGANIC's customers without CUSTOMER's express written consent.

         10.9 Entire Agreement; Amendment; Precedence. This Agreement, together with the Statements of Work, Change Order Responses and other documents that are incorporated herein by reference, constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersede all prior or contemporaneous oral and written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought. This Agreement shall govern Statements of Work and Change Orders; provided, however, that in the event of any conflict among the provisions of this Agreement and/or those of a Statement of Work and/or a Change Order, solely to the extent of such conflict and solely in connection with interpretation of the conflicting documents as among each other (and not in connection with the interpretation of any other Statement of Work or Change Order), the following order of provision precedence shall apply: first, this Agreement, next, a Statement of Work (provided such Statement of Work clearly identifies the provisions of this Agreement that are being revised with respect to that Statement of Work), next, a Change Order Response to the extent it is in conflict with the respective Statement of Work.

         10.10 HEADINGS. Section headings contained in this Agreement are inserted for convenience or reference only, shall not be deemed to be a part of this Agreement for any other purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions of this Agreement.

         10.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.



                                      22.

         10.12 INDEPENDENT CONTRACTORS. The relationship of the parties hereunder shall be that of independent contractors. Nothing herein shall be construed to constitute a partnership between or joint venture of the parties, nor shall either party be deemed the agent of the other or have the right to bind the other in any way without the prior written consent of the other.

         In Witness Whereof, the parties have caused their duly authorized representatives to enter into this Agreement to be effective on the Effective Date set forth above.



ORGANIC, INC.                                                 BLOCKBUSTER INC.



By:  /s/ Thelton McMillan                   By:  /s/ Joe Phillips
    --------------------------------            --------------------------------

Title:  VP, Managing Director               Title:  EVP, Distribution, Ecommerce
                                                    & CIO
       -----------------------------               -----------------------------

Date:  11/2/99                              Date:  11/12/99
      ------------------------------              ------------------------------



                                      23.

                                  SCHEDULE A-1

       AUTHORING AND MANAGEMENT AND CONSULTING SERVICES STATEMENT OF WORK
                                     PHASE I



[ATTACH SOW DATED 8/23/99 HERE]




                                      24.

                                  SCHEDULE A-2


[TO BE ATTACHED]

                                   SCHEDULE B

                              FORM OF CHANGE ORDER

                                     CLIENT
                                       JOB
                                      DATE



This document amends the original Statement of Work dated ________.

Situation



Project Specifications
Technical Implications



Organic will provide account management, production, creative development, and quality assurance for this project.


Estimated Fees

ORGANIC has estimated that the total projected cost to ________ for the ________ project will be $________. ORGANIC reasonably believes that this estimate is within 15% of the actual Cost for this project provided that Customer adheres to all of the following: i) Customer and any third parties deliver all assets and comments to ORGANIC . per the schedule detailed below; and ii) all assets, such as text and graphics, are delivered to ORGANIC by Customer and any third party in conformance with the specifications provided by ORGANIC; and iii) the scope of the project, as detailed under the Project Specifications (above) does not change. Any delays to the schedule caused by Customer's failure to meet their deadlines will result in additional schedule and budget costs to be paid by Customer.





ESTIMATED DELIVERY SCHEDULE
--------------------------------------------------------------------------------

Both parties agree to make all commercially reasonable efforts to complete the project in the most timely fashion possible and to adhere to the schedule detailed below. Customer acknowledges that ORGANIC's ability to meet its delivery dates as described in the attached production schedule is subject to:
i) the timely receipt of assets and comments from Customer and third parties; and ii) other events beyond the control of ORGANIC.

Please see the attached production schedule for the updated timetable. The new estimated Launch Date is ________.

Notes:

- Any and all changes submitted after these comments, with the exception of debugging, will be considered change orders.

- ________ agrees that this Change Order, coupled with the original Statement of Work, constitutes all of the responsibilities and duties of ORGANIC for the __________ project.


By signing this document, the parties agree to the Basic Project Requirements. Customer also agrees that any changes to the Project Specifications may result in changes in the Fees and Delivery Schedules. Customer further acknowledges that ORGANIC has made all commercially reasonable efforts to accurately estimate the Fees and Delivery Schedules in advance of beginning work on the foregoing project and that the actual Fees and Delivery Schedules may vary from the estimates. ORGANIC will notify Customer, in writing, as soon as reasonably practicable, of variations between our estimated schedules and the actual schedules, per the existing agreement between the parties.





--------------------------------             ----------------------------------
Name                                         Name
Title                                        Title
ORGANIC INC.                                 Company
Date:                                        Date:

                                   SCHEDULE C

                                    WEB SITE

         The World Wide Web located at blockbuster.com, and the beta site thereof.

                                   SCHEDULE D


           DEVELOPED MATERIALS, DEVELOPED SOFTWARE, ORGANIC MATERIALS,
                       ORGANIC SOFTWARE AND RESERVED WORKS


DEVELOPED MATERIALS:


The following is a list of the Developed Materials, as defined in Section 1.6 of the Agreement, to be owned by Blockbuster Inc. and licensed to Organic, Inc. in accordance with Section 3.2 of the Agreement.

                                                  Version Date (if applicable)
Final IDFS and Site Architecture                  September 16, 1999
Design Review 4                                   July 6, 1999
Design Review 3                                   June 10, 1999
Design Review 2.5                                 June 1, 1999
Design Review 2                                   May 12, 1999
Exploratory Design Review 1                       March 24, 1999
Final Creative Investigations                     April 12, 1999
Final Editorial Platform                          March 24, 1999
Final Creative Direction Document                 April 2, 1999
AssignCorp Report of Titles w/o BB item numbers   October 1, October 14, 1999
Filtering Rules                                   October 22, 1999
Functional Test Cases (ZIP file)                  September 20, 1999
High Level Test Plan                              September 2, 1999
Wireframe Testing, Key Findings and
  Recommendations                                 May 17, 1999
draft Measurement and Analysis Strategy           April 26, 1999
draft M&A Strategy Appendix 2 (Excel file)        April 26, 1999
Final Strategic Assessment                        March 2, 1999
Order Processing Flow (gif files): OrderTrust
  Flow, diagram 1                                 10/18/99
OrderTrust Flow, diagram 2                        10/18/99
OrderTrust Flow, diagram 3                        10/18/99
FINAL Content Randomization Chart                 10/05/99
Blockbuster.com Overview                          9/02/99
Technical Specifications (ZIP)                    9/2/99 and 9/29/99
Data Components & Interfaces Diagram              6/28/99
Redundant Network Diagram                         6/28/99
Physical Systems & Network Diagram                6/28/99
Project Requirements                              April 13, 1999
High Level System Architecture diagram
Roles and Responsibilities diagram
Project Requirements Appendix A                   April 13, 1999

The Developed Materials shall also include updates, enhancements and revisions of the foregoing. Developed Materials does not include the methodologies or tools used to create the foregoing or any ideas, concepts, know-how, methodologies, processes, technologies, algorithms or techniques associated with the creation of the foregoing.

Developed Software:

The following is a list of Developed Software, as defined in Section 1.7 of the Agreement, to be owned by Blockbuster Inc. and licensed to Organic, Inc. in accordance with Section 3.2 of the Agreement.

Server Engineering Code:
Calculate Shipping Cost
Game List
Product Sort by Release Date
Field Validation enforcing CX01 format
Code to determine if user is a Blue or Gold Rewards member
Blockbuster Store and StoreDBManager subclass of ATG class
Blockbuster Category subclass of ATG class
Blockbuster Sku subclass of ATG classes
Blockbuster Shipping Cost Service subclass of ATG class
Blockbuster Debug subclass of ATG classes
Blockbuster Servlet Request subclass of ATG classes
Blockbuster Session History subclass of ATG class
Blockbuster Range subclass of ATG classes
Blockbuster Sort and Sortable subclass of ATG classes
OrderTrust subclasses of ATG classes
OrderTrust services

Blockbuster Recommends:
         Valet Client, Connection, and Service
         Pick Categories
         Rate Movies
         Recommended Movie

WEB OPERATIONS CODE:
Mercado search monitoring and administration - monitor performance, usage, and pyramid build Image server monitoring - monitor performance, usage Recommendation engine monitoring and administration - monitor performance, usage, data transfer scripts

CONTENT ENGINEERING CODE:
All JHTML templates

DATABASE ENGINEERING CODE:
Content Load Scripts that load from the Content Integration System developed by AssignCorp into the Blockbuster.com product catalog

Stored procedures that deal with specific Sound and Game functionality that is not generically handled by the generic Product stored procedure.

DATABASE TABLES THAT SUPPORT BLOCKBUSTER CONTENT PERTAINING TO:
Works (Movies, Video Games, Soundtracks) Work Associations Work Credits Work Keywords Work Ratings Movie plots, actors, keywords, categories, awards Video Game descriptions, game characters, game categories Soundtrack track listings, images, credits, Alternate titles Filmography

ORGANIC MATERIALS:

Organic Materials, as defined in Section 1.12 of the Agreement include all materials not listed above, including methodologies or tools used to create the above-listed Developed Materials and Developed Software or any ideas, concepts, know-how, methodologies, processes, technologies, algorithms or techniques associated with the creation of the above-listed Developed Materials and Developed Software.

ORGANIC SOFTWARE:

The following is a list of the Organic Software, as defined in Section 1.13 of the Agreement to be owned by Organic, Inc. and licensed to Blockbuster Inc. in accordance with Section 3.1 of the Agreement. This list is composed of individual Java source code files, representing classes, packages, and interfaces, database stored procedures, shell scripts, and other programs. Collectively, these files are used by Organic to implement standard, reusable functionality for electronic commerce web sites. Some of these files are used as extensions to ATG's Dynamo product while others are general Java utility code. In addition, common web interfaces, common monitoring and administration scripts, and database tables and code developed to support the standard, reusable functionality are Organic Software.

WEB SITE APPLICATION FUNCTIONALITY:
Login
Registration (except for Blockbuster Updates)
Forget Password
Shopping Cart

Back Order
Product Catalog
Product sort (by title, rank)
Product Search, Search Results page
Product Type, Attribute, Value, SKU associations
User Password and Credit Card Encryption
Email Address Validation
Credit Card:
         Validation and Verification
         Authorization
         Response
Order Submission
Inventory Check
Shipping Options
Shipping Charge Calculation
Calculate Subtotal
Calculate Total
Calculate Tax
Verify City, State, Zip
Alphabetical Navigation
SSL services
Static Content lookup
Error Handling
User Event Tracking
Session History
Database Connectivity
Garbage collection services
URL menu handler
Message Format utility
String parsing utility
Test code to test order conveyance and inventory check

WEB SITE MONITORING AND ADMINISTRATION FUNCTIONALITY:
Database backup/recovery scripts
Database monitoring scripts - to monitor performance, database growth, and general "health" of the system
Web server admin/monitoring scripts - check that web servers are up, restart web servers automatically
App server admin/monitoring scripts - check that app servers are up, restart app servers automatically
System backup/recovery scripts
Operating system admin/monitoring scripts - monitor performance, utilization, disk growth, memory, i/o, uptime

DATABASE TABLES:
Database tables to support the functionality listed above
Database tables that support the notion of people, and relationships between people

DATABASE CODE (STORED PROCEDURES):
Address maintenance
Error Handling
Orders
Person
Product
Person and Product association

OTHER CODE:
Perl scripts to extract CLOB data into flat files

Reserved Works:

The following is a list of Developed Software and Developed Materials that shall be deemed to be Reserved Works as defined in Sections 1.15 and 3.9 of the Agreement. As provided in Section 3.9 of the Agreement, ORGANIC shall not receive a license to use such Reserved Works in accordance with the license provisions Section 3.2.3 of the Agreement.


SERVER ENGINEERING CODE:
Field Validation enforcing CX01 format
Code to determine if user is a Blue or Gold Rewards member

Blockbuster Recommends:
         Valet Client, Connection, and Service
         Pick Categories
         Rate Movies
         Recommended Movie

                                   SCHEDULE E

                                 SERVICE LEVELS

                                   SCHEDULE F

                         ORGANIC'S STANDARD HOURLY RATES

                                 As of July 1999


CREATIVE

Executive Creative Director                                $  300
Creative Director                                          $  275
Senior Associate Creative Director                         $  250
Associate Creative Director                                $  225
Creative Resource Manager                                  $  200
Chief Information Architect                                $  225
Senior Information Architect                               $  200
Information Architect                                      $  175
Junior Information Architect                               $  150
Senior Art Director                                        $  225
Senior Designer/Art Director                               $  200
Designer                                                   $  175
Junior Designer                                            $  150
Creative Service Manager                                   $  200
Senior Interactive Production Artist                       $  175
Interactive Production Artist                              $  150
Junior Interactive Production Artist                       $  135
Senior Editor                                              $  225
Senior Writer/Senior Copywriter                            $  225
Writer/Copywriter                                          $  175
Jr. Copywriter                                             $  150

CLIENT SERVICES

Client Partner                                             $  275
Associate Client Partner                                   $  225
Client Associate                                           $  175

STRATEGIC SERVICES

Director of Strategic Services                             $  300
Chief Interactive Strategist                               $  275
Senior Interactive Strategist                              $  250
Interactive Strategist                                     $  225
Senior Strategic Analyst                                   $  200

Strategic Analyst                                          $  175
Research Manager                                           $  250
Research Analyst                                           $  175
Web Archaeologist                                          $  175
Brand Strategist                                           $  250

PROJECT MANAGEMENT

Director of Project Management                             $  300
Executive Producer                                         $  275
Senior Producer                                            $  200
Producer                                                   $  175
Associate Producer                                         $  150


ENGINEERING

Director of Engineering                                    $  325
Associate Director of Engineering                          $  300

CONTENT ENGINEERING
Chief Content Engineer                                     $  275
Managing Content Engineer                                  $  250
Senior Content Engineer                                    $  200
Content Engineer                                           $  175
Associate Content Engineer                                 $  150

SERVER ENGINEERING
Chief Server Engineer                                      $  275
Managing Server Engineer                                   $  250
Server Engineering Architect                               $  275
Senior Server Engineer                                     $  250
Server Engineer                                            $  225
Associate Server Engineer                                  $  175
Technical Writer                                           $  250

PROJECT ENGINEERING
Chief Project Engineer                                     $  275
Managing Project Engineer                                  $  250
Senior Project Engineer                                    $  250
Project Engineer                                           $  225
Associate Project Engineer                                 $  175

WEB OPERATIONS
Chief Hosting Engineer                                     $  275
Senior Hosting Engineer                                    $  250
Hosting Engineer                                           $  225
Associate Hosting Engineer                                 $  175
Statistics Engineer                                        $  200
Release Engineer                                           $  200
Database Administrator                                     $  200

QUALITY ASSURANCE
Quality Manager                                            $  250
Quality Engineer                                           $  200
Quality Coordinator                                        $  175
Quality Tester                                             $  150
Technical Proofreader                                      $  175

MEDIA
Media Director                                             $  275
Media Manager                                              $  250
Media Supervisor                                           $  225
Senior Media Planner                                       $  215
Media Planner                                              $  200
Assistant Media Planner                                    $  150
Media Buying Manager                                       $  250
Senior Media Buyer                                         $  200
Media Buyer                                                $  175
Assistant Media Buyer                                      $  150
Performance Analyst Manager                                $  250
Senior Performance Analysis                                $  200
Performance Analyst                                        $  175
Performance Analyst Assistant                              $  140
Traffic Manager                                            $  175
Traffic Coordinator                                        $  165
Traffic Monitor                                            $  140

COMMUNICATIONS

General Manager                                            $  325
Director                                                   $  300
Account Director                                           $  265
Senior Account Manager                                     $  225
Account Manager                                            $  190
Account Assistant                                          $  160

OFFICERS

Chief Creative Officer                                     $  400
Chief Technology Officer                                   $  400
Vice President of Engineering                              $  350
Vice President, Communications                             $  350
Vice President, Managing Director                          $  350

OSA Components:

I.       APPLICABLE SPECIFICATIONS (SECTION 1.2)

Final IDFS and Site Architecture                     September 16, 1999
Design Review 4                                      July 6, 1999
Design Review 3                                      June 10, 1999
Design Review 2.5                                    June 1, 1999
Design Review 2                                      May 12, 1999
Exploratory Design Review 1                          March 24, 1999
Final Creative Investigations                        April 12, 1999
Final Editorial Platform                             March 24, 1999
Final Creative Direction Document                    April 2, 1999
AssignCorp Report of Titles w/o BB item numbers      October 1, October 14, 1999
Filtering Rules                                      October 22, 1999
Functional Test Cases (ZIP file)                     September 20, 1999
High Level Test Plan                                 September 2, 1999
Wireframe Testing, Key Findings and Recommendations  May 17, 1999
draft Measurement and Analysis Strategy              April 26, 1999
draft M&A Strategy Appendix 2 (Excel file)           April 26, 1999
Final Strategic Assessment                           March 2, 1999
Order Processing Flow (gif files): OrderTrust
  Flow, diagram 1                                    10/18/99
OrderTrust Flow, diagram 2                           10/18/99
OrderTrust Flow, diagram 3                           10/18/99
FINAL Content Randomization Chart                    10/05/99
Blockbuster.com Overview                             9/02/99
Technical Specifications (ZIP)                       9/2/99 and 9/29/99
Data Components & Interfaces Diagram                 6/28/99
Redundant Network Diagram                            6/28/99
Physical Systems & Network Diagram                   6/28/99
Project Requirements                                 April 13, 1999
High Level System Architecture diagram
Roles and Responsibilities diagram
Project Requirements Appendix A                      April 13, 1999


II.      REMAINING DELIVERABLES SCHEDULE (SECTION 2.1.3)

A.    Usability Testing SOW - Remaining Deliverables:

                                                        Delivery                Acceptance
                                                        --------                ----------
Discussion Guide                                        10/26/99                10/28/99
Interviews                                              11/9 and 11/11/99       n/a
Report of Findings                                      1/18/99                 11/29/99
Video Tapes                                             11/18/99                n/a

B.    Sub-system, System and Integration Testing SOW - Remaining Deliverables:

                                                        Delivery                Acceptance
                                                        --------                ----------
Hard Launch Acceptance Criteria                         10/29/99                11/2/99

C. Clair V SOW - Remaining Deliverables:

                                                        Delivery                Acceptance
                                                        --------                ----------
Functional Test Cases                                   (Christy)               (Christy)
Tech Spec                                               11/15/99                11/17/99

D. Phase 1&2 SOW - Remaining Deliverables:

                                                        Delivery                Acceptance
                                                        --------                ----------
Style Guide                                             11/15/99                11/17/99
AssignCorp Design Doc                                   11/15/99                11/17/99
AssignCorp Datamodel                                    11/15/99                11/17/99
Data Components and Interfaces Diagram                  11/15/99                11/17/99
Redundant Network Diagram                               11/15/99                11/17/99
Physical Systems and Network Diagram                    11/15/99                11/17/99
Content Feeds Diagram                                   11/15/99                11/17/99
Final Project Requirements                              11/15/99                11/17/99
Operations Manual                                       4/20/00                 4/24/00


III.     ADDITIONAL STATEMENTS OF WORK (SECTION 2.3)

SOW Title                                               Delivery                Signed Date
---------                                               --------                -----------
Usability Testing                                       8/23/99                 8/27/99
Subsystem, System and Integration Testing               8/23/99                 8/27/99
Clair V                                                 8/23/99                 8/27/99
Core Team                                               8/23/99                 8/27/99
GiftCards                                               8/27/99                 9/1/99


IV.      TOOLS (SECTION 8.5)

A. Standards and protocols that cannot be licensed to Blockbuster in the event of termination due to the fact that they are public domain. Note that this is NOT an all-inclusive list, but merely indicates some of the public domain types of tools used to develop the site.
     1)       Blowfish algorithm for credit card encryption
     2)       MD5 algorithm
     3)       HTTP (Hypertext Transfer Protocol)
     4)       HTML (Hypertext Mark-up Language
     5)       FTP, SCP, SSH (File Transfer Protocol, Secure Copy, Secure Shell)
     6)       TCP/IP (Transmission Control Protocol/Internet Protocol)
     7)       SMTP (Simple Mail Transfer Protocol)
     8)       CVS (Source code control system)
     9)       Sendmail
     10) Other programming languages (Java, Javascript, PERL, UNIX shells, etc.)

B. Still working on the tools list that can in fact be transferred to Blockbuster in the event of a termination of agreement.

                          SCHEDULE B - ORGANIC SOFTWARE


The following is a list of the Organic Software, as defined in Section 1.10 of the Omnibus Services Agreement (OSA), that is owned by Organic, Inc. and licensed in Section 3.1 of the OSA to Blockbuster Inc. This list is composed of individual Java source code files, representing classes, packages, and interfaces, database stored procedures, shell scripts, and other programs. Collectively, these files are used by Organic to implement standard, reusable functionality for electronic commerce web sites. Some of these files are used as extensions to ATG's Dynamo product while others are general Java utility code. In addition, common web interfaces, common monitoring and administration scripts, and database tables and code developed to support the standard, reusable functionality are components in this list.


WEB SITE APPLICATION FUNCTIONALITY:
Login
Registration (except for Blockbuster Updates)
Forget Password
Shopping Cart
Back Order
Product Catalog
Product sort (by title, rank)
Product Search, Search Results page
Product Type, Attribute, Value, SKU associations
User Password and Credit Card Encryption
Email Address Validation
Credit Card:
         Validation and Verification
         Authorization
         Response
Order Submission
Inventory Check
Shipping Options
Shipping Charge Calculation
Calculate Subtotal
Calculate Total
Calculate Tax
Verify City, State, Zip
Alphabetical Navigation
SSL services
Static Content lookup
Error Handling
User Event Tracking
Session History
Database Connectivity
Garbage collection services
URL menu handler
Message Format utility
String parsing utility
Test code to test order conveyance and inventory check

WEB SITE MONITORING AND ADMINISTRATION FUNCTIONALITY:
Database backup/recovery scripts
Database monitoring scripts - to monitor performance, database growth, and general "health" of the system
Web server admin/monitoring scripts - check that web servers are up, restart web servers automatically
App server admin/monitoring scripts - check that app servers are up, restart app servers automatically
System backup/recovery scripts
Operating system admin/monitoring scripts - monitor performance, utilization, disk growth, memory, i/o, uptime

DATABASE TABLES:
Database tables to support the functionality listed above
Database tables that support the notion of people, and relationships between people

DATABASE CODE (STORED PROCEDURES):
Address maintenance
Error Handling
Orders
Person
Product
Person and Product association

OTHER CODE:
Perl scripts to extract CLOB data into flat files

                        SCHEDULE C1 - DEVELOPED SOFTWARE


The following is a list of the Software components developed by Organic specifically for Blockbuster, as defined in Section 1.5 of the Omnibus Services Agreement (OSA), that is owned by Blockbuster Inc. and licensed in Section 3.1 of the OSA to Organic Inc.

SERVER ENGINEERING CODE:
Calculate Shipping Cost
Game List
Product Sort by Release Date
Field Validation enforcing CX01 format
Code to determine if user is a Blue or Gold Rewards member
Blockbuster Store and StoreDBManager subclass of ATG class
Blockbuster Category subclass of ATG class
Blockbuster Sku subclass of ATG classes
Blockbuster Shipping Cost Service subclass of ATG class
Blockbuster Debug subclass of ATG classes
Blockbuster Servlet Request subclass of ATG classes
Blockbuster Session History subclass of ATG class
Blockbuster Range subclass of ATG classes
Blockbuster Sort and Sortable subclass of ATG classes
OrderTrust subclasses of ATG classes
OrderTrust services
Blockbuster Recommends:
         Valet Client, Connection, and Service
         Pick Categories
         Rate Movies
         Recommended Movie


WEB OPERATIONS CODE:
Mercado search monitoring and administration - monitor performance, usage, and pyramid build Image server monitoring - monitor performance, usage Recommendation engine monitoring and administration - monitor performance, usage, data transfer scripts

CONTENT ENGINEERING CODE:
All JHTML templates

DATABASE ENGINEERING CODE:
Content Load Scripts that load from the Content Integration System developed by AssignCorp into the Blockbuster.com product catalog

Stored procedures that deal with specific Sound and Game functionality that is not generically handled by the generic Product stored procedure.

DATABASE TABLES THAT SUPPORT BLOCKBUSTER CONTENT PERTAINING TO:
Works (Movies, Video Games, Soundtracks)
Work Associations
Work Credits
Work Keywords
Work Ratings
Movie plots, actors, keywords, categories, awards
Video Game descriptions, game characters, game categories
Soundtrack track listings, images, credits,

Alternate titles
Filmography

                        SCHEDULE C2 - DEVELOPED MATERIALS


The following is a list of the Materials developed by Organic specifically for Blockbuster, as defined in Section 1.6 of the Omnibus Services Agreement (OSA), that is owned by Blockbuster Inc. and licensed in Section 3.1 of the OSA to Organic Inc.

Final IDFS and Site Architecture                     September 16, 1999
Design Review 4                                      July 6, 1999
Design Review 3                                      June 10, 1999
Design Review 2.5                                    June 1, 1999
Design Review 2                                      May 12, 1999
Exploratory Design Review 1                          March 24, 1999
Final Creative Investigations                        April 12, 1999
Final Editorial Platform                             March 24, 1999
Final Creative Direction Document                    April 2, 1999
AssignCorp Report of Titles w/o BB item numbers      October 1, October 14, 1999
Filtering Rules                                      October 22, 1999
Functional Test Cases (ZIP file)                     September 20, 1999
High Level Test Plan                                 September 2, 1999
Wireframe Testing, Key Findings and Recommendations  May 17, 1999
draft Measurement and Analysis Strategy              April 26, 1999
draft M&A Strategy Appendix 2 (Excel file)           April 26, 1999
Final Strategic Assessment                           March 2, 1999
Order Processing Flow (gif files): OrderTrust
  Flow, diagram 1                                    10/18/99
OrderTrust Flow, diagram 2 10/18/99 OrderTrust
  Flow, diagram 3                                    10/18/99
FINAL Content Randomization Chart                    10/05/99
Blockbuster.com Overview                             9/02/99
Technical Specifications (ZIP)                       9/2/99 and 9/29/99
Data Components & Interfaces Diagram                 6/28/99
Redundant Network Diagram                            6/28/99
Physical Systems & Network Diagram                   6/28/99
Project Requirements                                 April 13, 1999
High Level System Architecture diagram
Roles and Responsibilities diagram
Project Requirements Appendix A                      April 13, 1999